[STEFAN CAPITAL WARRANTS]

                                WARRANT AGREEMENT

      WARRANT AGREEMENT, dated as of September 9, 1999, between SIGA PHARMACEUTICALS, INC, a Delaware corporation (the "Company"), and Stefan Capital, LLC ("Holder").

                              W I T N E S S E T H:

      WHEREAS, Holder, in connection with and consideration for its provision of financial advisory consulting services pursuant to a Consulting Agreement dated as of the date hereof between the Company and Holder, shall be issued warrants (the "Warrants") to purchase an aggregate of 100,000 shares of Common Stock of the Company ("Shares") at an exercise price of $1.00 per Share.

      NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Issue. The Company hereby issues to Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing Holder with the right to purchase 100,000 Shares (subject to adjustment as provided in Section 8 hereof) at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $1.00 per Share (collectively, all of such shares shall be referred to herein as the "Warrant Shares").

      2. Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit X, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

      3. Exercisability of Warrants. Fifty thousand (50,000) Warrants granted hereunder shall be exercisable commencing on the first anniversary of the date hereof and the remaining fifty thousand (50,000) Warrants shall be exercisable on the second anniversary of the date hereof provided, however, that in the event of a sale of all, or substantially all, of the assets or capital stock of the Company or the licensing of all or substantially all of the Company's technology, then, upon the occurrence of such event, the Warrants shall all become exercisable immediately. All Warrants must be exercised on or prior to 5:30 p.m., New York time, on September 9, 2004.

      4. Procedure for Exercise Warrants.

      4.1 Cash Exercise. The Warrants are exercisable at an aggregate initial exercise price per Share set forth in Section 7 hereof payable by certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for
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the Warrant Shares purchased, at the Company's principal offices in New York
(presently located at 420 Lexington Avenue, Suite 620, New York, NY 10170). Holder shall be entitled to receive a certificate for the Warrant Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares underlying the Warrants). In the case of the purchase of less than all the Warrant Shares purchasable under the Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

      4.2 Cashless Exercise. In addition to the exercise of all or a portion of the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 4.1 above, and in lieu of any such payment, the Holder has the right to exercise the Warrants, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Shares equal to the product of (x) the number of Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price of the Shares (as defined below) less the Exercise Price then in effect and the denominator of which is the Current Market Price.

      4.3 Current Market Price. The term "Current Market Price" shall mean (i) if the Shares are traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per Share closing bid prices on the 5 consecutive trading days immediately preceding the date of exercise, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Shares are traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the exercise date of the daily per Share closing prices on the principal stock exchange on which the Shares are listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Shares are then listed.

      5. Issuance of Certificate. Upon the exercise of the Warrants, the issuance of a certificate for Warrant Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 6 and 8 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificate and the certificate representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice


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Chairman of the Board of Directors or President or any Vice President of the
Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

      6. Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

      7. Exercise Price.

      7.1 Initial and Adjusted Exercise Price. Except as otherwise provided in
Section 7 hereof, the initial exercise price of each Warrant shall be the price set forth in Section 1 hereof per Warrant Shares issued thereunder. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 9 hereof.

      7.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      8. Registration Under the Securities Act of 1933. Subject to the Registration Rights Agreement between the Company and the Holder dated as of the date hereof, the Warrants, the Warrant Shares and any of the Other Securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Shares underlying the Warrants, and any of the Other Securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms hereof.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

      9. Adjustments to Exercise Price and Number of Securities The Exercise Price and, in some cases, the number of Warrant Shares purchasable upon the exercise of the Warrants, shall be subject
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to adjustment from time to time Upon the occurrence of certain events described in this Section 9.

      9.1 Subdivision or Combination of Shares and Share Dividend. In case the Company shall at any time subdivide its outstanding Shares into a greater number of Shares or declare a dividend upon its Shares payable solely in Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Shares of the Company shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

      9.2 Dilutive Issuances. In the event that the Company shall sell or issue at any time after the date of this Warrant and prior to its termination, Shares (other than Excluded Shares, as defined in Section 9.2.5) at a consideration per Share less than the Exercise Price then in effect, then the Exercise Price shall be adjusted to a new Exercise Price (calculated to the nearest cent) determined by dividing

                  (a) an amount equal to (i) the total number of Shares
            Outstanding (as defined below and subject to adjustment in the manner set forth in Section 9.1) on the date of issuance of this Warrant multiplied by the Exercise Price in effect on the date of issuance of this Warrant (subject, however, to adjustment in the manner set forth in Section 9.1), plus (ii) the aggregate of the amount of all consideration, if any, received by the Company for the issuance or sale of Shares since the date of issuance of this Warrant, by

                  (b) the total number of Shares Outstanding immediately after such issuance or sale.

In no event shall any such adjustment be made pursuant to this Section 9.2 if it would increase the Exercise Price in effect immediately prior to such adjustment, except as provided in Sections 9.2.3 and 9.2.4. Upon each adjustment of the Exercise Price pursuant to this Section 9.2, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  9.2.1 Definitions. For purposes of this Section 9.2, the following definitions shall apply:

                  (a) "Convertible Securities" shall mean any indebtedness or securities convertible into or exchangeable for Shares.


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

                  (b) "Options" shall mean any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities other than rights, warrants or options to purchase Excluded Securities (as defined in Section 9.2.5).

                  (c) "Shares Outstanding" shall mean the aggregate of all Shares outstanding and all Shares issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                  9.2.2 For the purposes of this Section 9.2, the following provisions shall also be applicable:

                  9.2.2.1 Cash Consideration. In case of the issuance or sale of additional Shares for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such Shares (or, if such Shares are offered by the Company for subscription, the subscription price, or, if such Shares are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                  9.2.2.2 Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Shares, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors (if any, otherwise by the Managers) of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 9, of the consideration other than cash received by the Company for such securities.

                  9.2.2.3 Options and Convertible Securities. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of Shares of issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 9.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 9.2.3, no further adjustment of the Exercise Price shall be made upon the actual issuance of any such


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       Shares or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                  9.2.3 Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in subsection 9.2.2.3, or the rate at which any Convertible Securities referred to in subsection 9.2.2.3 are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by Section 9.2, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9.1 and 9.2) by which the Exercise Price was decreased pursuant to Section 9.2 upon the issuance of the Option or Convertible Security. In the event that the purchase price provided for in any such Option referred to in subsection 9.2.2.3, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 9.2.2.3, or the rate at which any Convertible Securities referred to in subsection 9.2.2.3 are convertible into or exchangeable for Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Exercise Price then in effect hereunder shall, upon issuance of such Shares, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the Shares delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Shares, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9 1 and 9.2) by which the Exercise Price was decreased pursuant to Section 9.2 upon the issuance of the Option or Convertible Security.

                  9.2.4 Termination Of Option or Conversion Rights, In the event of the termination or expiration of any right to purchase Shares under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Shares issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9.1 and 9.2) by which the Exercise Price was decreased pursuant to Section 9.2 upon the issuance of the Option or Convertible Security. The termination or expiration of any right to purchase Shares under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Exercise Price, but the Shares issuable under such Options or Convertible Securities shall no longer be counted in determining the number of


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

Shares Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under this Section 9.2.

                  9.2.5 Excluded Shares. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to this Section 9,2 by virtue of the issuance and/or sale of Excluded Shares, which shall mean the following: (a) Shares issuable upon the exercise of the Warrants; (b) Shares, Options or Convertible Securities to be issued and/or sold to employees, advisors (including, without limitation, financial, technical and legal advisers), directors, or officers or consultants to, the Company or any of its subsidiaries pursuant to a share grant, share option plan, share purchase plan, pension or profit sharing plan or other share agreement or arrangement existing as of the date hereof or approved by the Company's Board of Directors; (c) the issuance of Shares, Options and/or Convertible Securities pursuant to Options and Convertible Securities outstanding as of the date of this Warrant; and (d) the issuance of Shares, Options or Convertible Securities as a share dividend or upon any subdivision or combination of Shares or Convertible Securities (for which appropriate adjustments are to be made pursuant to Section 9.1 hereof). For all purposes of this Section 9.2, all Shares of Excluded Shares shall be deemed to have been issued for an amount of consideration per Share equal to the initial Exercise Price (subject to adjustment in the manner set forth in Section 9.1). In addition, if the amount of any adjustment pursuant to this Section 9 shall be less than two cents (2 (cents)) per Warrant Share no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon the exercise of the Warrants shall be made; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2 (cents)) per Warrant Share.

      9.3 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state
(i) the effective date of the adjustment and the Exercise Price resulting from such adjustment and (ii) the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      9.4 Other Notices. If at any time:

            (a) the Company shall declare any cash dividend upon its Shares;

            (b) the Company shall declare any dividend upon its Shares payable in securities (other than a dividend payable solely in Shares) or make any special dividend or other distribution to the holders of its Shares;


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            (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

            (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Shares shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 9.1 and 9.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Shares in such event.

      9.5 Changes in Shares. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Shares) in which the previously outstanding Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 9.5 shall similarly apply to successive Transactions.

      10. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing


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in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

      11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares or Other Securities.

      12. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Shares or Other Securities as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares or Other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

      13. Notices to Warrant Holder. Except as otherwise provided in Section 9.4, nothing contained in this Agreement shall be construed as conferring upon the Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

      14. Notices.

      All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

            (b) If to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holder.

      15. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to


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make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

      16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder. Any reference herein to the "Company" shall include any corporation which is a successor to the limited liability company structure currently used by the Company.

      17. Termination. This Agreement shall terminate at the close of business on the tenth anniversary of the issuance of the Warrants.

      18. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

      19. Entire Agreement; Modification. This Agreement, including all exhibits hereto, and a certain Registration Rights Agreement dated the date hereof between the parties hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

      22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.


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      23.Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                     SIGA PHARMACEUTICALS, INC

                                     By: /s/ Jason Cooper
                                         ----------------------------
                                         Name: Jason Cooper
                                         Title: Chairman


                                     STEFAN CAPITAL, LLC

                                     By: /s/ Jeffrey Rubin
                                         ----------------------------
                                             Jeffrey Rubin
                                             Managing Member